EXHIBIT 11
                       TRAVEL SERVICES INTERNATIONAL, INC.
                 SCHEDULE OF COMPUTATIONS OF EARNINGS PER SHARE
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                                                                                                              Basic         Diluted
                                                                                                             Weighted      Weighted
                                                                                                             Average        Average
                                                                                                Shares        Shares        Shares
                                                                                              ----------    ----------    ----------
HISTORICAL:
Year ended December 31, 1997

      Shares attributable to Auto Europe, accounting acquiror, at beginning of period          1,083,334     1,083,334     1,083,334

      Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344     1,997,344     1,997,344

      Shares issued in consideration for acquisition of Other Founding Companies               2,338,891     1,006,044     1,006,044

      Shares issued to founders and management of TSI                                          2,484,501     1,068,676     1,068,676

      Shares issued in consideration for acquisition of Trax Software                             32,985         2,801         2,801

      Sold pursuant to the Offering                                                            2,875,000     1,236,644     1,236,644

      Options granted                                                                            962,525             -       138,926
                                                                                              ----------    ----------    ----------
      Shares used in computing earnings per share for year ended December 31, 1997            11,774,580     6,394,843     6,533,769
                                                                                              ==========    ==========    ==========
Year ended December 31, 1998

      Shares attributable to Auto Europe, accounting acquiror, at beginning of period          1,083,334     1,083,334     1,083,334

      Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344     1,997,344     1,997,344

      Shares issued in consideration for acquisition of Other Founding Companies               2,338,891     2,338,891     2,338,891

      Shares issued to founders and management of TSI                                          2,484,501     2,484,501     2,484,501

      Sold pursuant to the Offering                                                            2,875,000     2,875,000     2,875,000

      Shares issued in consideration for acquisition of Trax Software                             32,985        32,985        32,985

      Shares issued in consideration for acquisition of Diplomat                                  21,821        20,326        20,326

      Shares issued in consideration for acquisition of Goldcoast                                163,755       139,080       139,080

      Shares issued in consideration for acquisition of Lexington                                283,990       163,392       163,392

      Shares issued in consideration for acquisition of AutoNet                                    2,183         1,435         1,435

      Shares issued in consideration for acquisition of 1-800-CRUISES                             36,546        13,918        13,918

      Shares issued in connection with the secondary stock offering                            2,025,000       893,219       893,219

      Exercised options                                                                           31,619        31,619        31,619

      Options granted                                                                          1,706,228             -       441,152
                                                                                              ----------    ----------    ----------
      Shares used in computing earnings per share for the year ended December 31, 1998        15,083,197    12,075,044    12,516,195
                                                                                              ==========    ==========    ==========
PRO FORMA:
Year ended December 31, 1997

      Shares attributable to Auto Europe, accounting acquiror, at beginning of year            1,083,334                   1,083,334

      Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344                   1,997,344

      Shares issued in consideration for acquisition of Other Founding Companies               2,338,891                   2,338,891

      Shares issued to founders and management of TSI                                          2,484,501                   2,484,501

      Sold pursuant to the Offering                                                            2,875,000                   2,875,000

      Shares issued in consideration for acquisition of Lexington                                283,990                     283,990

      Shares related to Lexington                                                                305,111                     305,111

      Options granted                                                                            939,525                     138,328
                                                                                              ----------                  ----------
      Shares used in computing earnings per share for year ended December 31, 1997            12,307,696                  11,506,499
                                                                                              ==========                  ==========
Year ended December 31, 1998

      Shares attributable to Auto Europe, accounting acquiror, at beginning of period          1,083,334                   1,083,334

      Shares issued in consideration for acquisition of the Pooling Acquisitions               1,997,344                   1,997,344

      Shares issued in consideration for acquisition of Other Founding Companies               2,338,891                   2,338,891

      Shares issued to founders and management of TSI                                          2,484,501                   2,484,501

      Sold pursuant to the Offering                                                            2,875,000                   2,875,000

      Shares issued in consideration for acquisition of Trax Software                             32,985                      32,985

      Shares issued in consideration for acquisition of Diplomat                                  21,821                      20,326

      Shares issued in consideration for acquisition of Goldcoast                                163,755                     139,080

      Shares issued in consideration for acquisition of Lexington                                283,990                     283,990

      Shares issued in consideration for acquisition of AutoNet                                    2,183                       1,435

      Shares issued in consideration for acquisition of 1-800-CRUISES                             36,546                      13,918

      Shares issued in connection with the secondary stock offering                            2,025,000                     893,219

      Exercised options                                                                           31,619                      31,619

      Options granted                                                                          1,706,228                     441,152

      Shares related to Lexington                                                                305,111                     169,506
                                                                                              ----------                  ----------
      Shares used in computing earnings per share for the year ended December 31, 1998        15,388,308                  12,806,300
                                                                                              ==========                  ==========
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